UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2007

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 N. Buffalo Drive, Suite B-9, Las Vegas, Nevada		89129
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2007, Allegiant Travel Company (the "Company") received notice of signed contracts between its wholly-owned subsidiary, AFH, Inc. ("AFH"), and Kinder Morgan Liquid Terminals, LLC ("Kinder Morgan") and Central Florida Pipeline, LLC ("CFPL"). Under the Terminalling Agreement with Kinder Morgan and the Shipper’s Agreement with CFPL, AFH is to receive exclusive use of a fuel storage tank in Tampa, Florida, pipeline transportation of fuel to Orlando and shared use of a fuel storage tank in Orlando, Florida. The Company has entered into these agreements as part of its plan to better control the cost and availability of fuel for its operations. The expenses to be incurred under these agreements will be recognized as part of the Company’s fuel expense. AFH is obligated to make minimum payments of approximately $1.5 million per year under these agreements. The agreements are for a five-year term, and AFH has the right to renew the agreements for an additional five years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

June 11, 2007	By:	/s/Linda A. Marvin

Name: Linda A. Marvin
Title: Chief Financial Officer